                                                                    Exhibit 8(a)


                              Custodian Agreement
                              -------------------


     This Agreement between Security Capital Real Estate Mutual Funds Incorporated, a corporation organized and existing under the laws of the State of Maryland with its principal place of business at 11 South LaSalle Street, Chicago, Illinois 60603 (the "FUND"), and State Street Bank and Trust Company, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "CUSTODIAN"),

                                   Witnesseth:

     Whereas, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     Whereas, the Fund intends that this Agreement be applicable to each of the series and classes listed on Appendix A attached hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18, be referred to herein as the "PORTFOLIO(S)");

     Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.  Employment of Custodian and Property to be Held by It
            -----------------------------------------------------

     The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("SHARES") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

     Upon receipt of "PROPER INSTRUCTIONS" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund (the "BOARD") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4.

Section 2.  Duties of the Custodian with Respect to Property of the Fund Held By
            --------------------------------------------------------------------
            the Custodian in the United States
            ----------------------------------

     Section 2.1  Holding Securities.  The Custodian shall hold and physically
                  ------------------
segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section
2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. SECURITIES SYSTEM") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("DIRECT PAPER") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "DIRECT PAPER SYSTEM") pursuant to Section 2.9.

     Section 2.2  Delivery of Securities.  The Custodian shall release and
                  ----------------------
deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("DIRECT PAPER SYSTEM ACCOUNT") only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new
                              --------
          securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed
                     --- ----
          upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash, obligations issued by the United States government, its agencies or instrumentalities, irrevocable letters of credit or other collateral acceptable to the lending agent, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;
                                   --------

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options

          Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "TRANSFER AGENT") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15)  For any other proper purpose, but only upon receipt of, in addition to
                                        --- ----
          Proper Instructions from the Fund on behalf of the applicable Portfolio, a copy of a resolution of the Board or of the Executive Committee thereof signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary thereof (a "CERTIFIED RESOLUTION"), specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     Section 2.3  Registration of Securities.  Domestic securities held by the
                  --------------------------
Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a
                  ------
nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers, class action settlements and proofs of claims.

     Section 2.4  Bank Accounts.  The Custodian shall open and maintain a
                  -------------
separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 ACT"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided,
                                                                   --------
however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     Section 2.5  Collection of Income.  Subject to the provisions of Section
                  --------------------
2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     Section 2.6  Payment of Fund Monies.  Upon receipt of Proper Instructions
                  ----------------------
on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the

          Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in
          Section 2.8 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 5 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7)   For any other proper purpose, but only upon receipt of, in addition to
                                        --- ----
          Proper Instructions from the Fund on behalf of the Portfolio, a copy of a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     Section 2.7  Appointment of Agents.  The Custodian may at any time or times
                  ---------------------
in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall
                     --------
not relieve the Custodian of its responsibilities or liabilities hereunder.

     Section 2.8  Deposit of Fund Assets in U.S. Securities Systems.  The
                  -------------------------------------------------
Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the United States Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act , which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. SECURITIES SYSTEM" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. SECURITIES SYSTEM ACCOUNT") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Section 15 hereof;

     6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

     Section 2.9  Fund Assets Held in the Custodian's Direct Paper System.  The
                  -------------------------------------------------------
Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

     2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

     5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio;

     6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

     Section 2.10  Segregated Account.  The Custodian shall upon receipt of
                   ------------------
Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash, securities, irrevocable letters of credit or other permissible collateral, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but only, in the
                                                               --------
case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a copy of a Certified Resolution setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper corporate purpose.

     Section 2.11  Ownership Certificates for Tax Purposes.  The Custodian shall
                   ---------------------------------------
execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     Section 2.12  Proxies.  The Custodian shall, with respect to the domestic
                   -------
securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

     Section 2.13  Communications Relating to Portfolio Securities.  Subject to
                   -----------------------------------------------
the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


Section 3.  The Custodian as Foreign Custody Manager of the Portfolios
            ----------------------------------------------------------

     Section 3.1  Definitions.  The following capitalized terms shall have the
                  -----------
indicated meanings:

"COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"FOREIGN ASSETS" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(2) of Rule 17f-5.

"MANDATORY SECURITIES DEPOSITORY" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund, on the Portfolios' behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

     Section 3.2  Delegation to the Custodian as Foreign Custody Manager.  The
                  ------------------------------------------------------
Fund, by resolution adopted by the Board, hereby delegates to the Custodian with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

     Section 3.3  Countries Covered.  The Foreign Custody Manager shall be
                  -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the Agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 hereof.

     Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

     The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     Section 3.4    Scope of Delegated Responsibilities.
                    -----------------------------------

     3.4.1.  Selection of Eligible Foreign Custodians.  Subject to the
             ----------------------------------------
provisions of this Section 3, the Portfolios' Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2.  Contracts With Eligible Foreign Custodians.  The Foreign Custody
             ------------------------------------------
Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3.  Monitoring.  In each case in which the Foreign Custody Manager
             ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

     Section 3.5  Guidelines for the Exercise of Delegated Authority.  For
                  --------------------------------------------------
purposes of this Section 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Fund, on behalf of the Portfolios, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Section 3 with respect to Mandatory Securities Depositories.

     Section 3.6  Standard of Care as Foreign Custody Manager of the Portfolios.
                  -------------------------------------------------------------
In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     Section 3.7  Reporting Requirements.  The Foreign Custody Manager shall
                  ----------------------
report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3 after the occurrence of the material change.

     Section 3.8  Representations with Respect to Rule 17f-5.  The Foreign
                  ------------------------------------------
Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

     Section 3.9  Effective Date and Termination of the Custodian as Foreign
                  ----------------------------------------------------------
Custody Manager.  The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.


Section 4.  Duties of the Custodian with Respect to Property of the Portfolios
            ------------------------------------------------------------------
          Held Outside of the United States
          ---------------------------------

     Section 4.1  Definitions. Capitalized terms in this Section 4 shall have
                  -----------
the following meanings:

"FOREIGN SECURITIES SYSTEM" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2  Holding Securities.  The Custodian shall identify on its books
                  ------------------
as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the
                              ----------------
Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3  Foreign Securities Systems.  Foreign securities shall be
                  --------------------------
maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

     Section 4.4  Transactions in Foreign Custody Account.
                  ---------------------------------------

     4.4.1.  Delivery of Foreign Securities.  The Custodian or a Foreign Sub-
             ------------------------------
Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Portfolios in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that
                                                                 --------
            in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)   in connection with the lending of foreign securities; and

     (xii)  for any other proper purpose, but only upon receipt of, in addition
                                          --- ----
            to Proper Instructions, a copy of a Certified Resolution specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2.  Payment of Portfolio Monies.  Upon receipt of Proper Instructions,
             ---------------------------
which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vii)  in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other proper purpose, but only upon receipt of, in addition
                                           --- ----
            to Proper Instructions, a copy of a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3.  Market Conditions.  Notwithstanding any provision of this Agreement
             -----------------
to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

     The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     Section 4.5    Registration of Foreign Securities.  The foreign securities
                    ----------------------------------
maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     Section 4.6  Bank Accounts.  The Custodian shall identify on its books as
                  -------------
belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.

     Section 4.7  Collection of Income.  The Custodian shall use reasonable
                  --------------------
commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     Section 4.8  Shareholder Rights. With respect to the foreign securities
                  ------------------
held pursuant to this Agreement, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     Section 4.9  Communications Relating to Foreign Securities.  The Custodian
                  ---------------------------------------------
shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power

     Section 4.10  Liability of Foreign Sub-Custodians and Foreign Securities
                   ----------------------------------------------------------
Systems.  Each agreement pursuant to which the Custodian employs as a Foreign
-------
Sub-Custodian shall, to the extent possible in a foreign market, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible in a foreign market, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. The Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11  Tax Law.   The Custodian shall have no responsibility or
                   -------
liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     Section 4.12  Conflict. If the Custodian is delegated the responsibilities
                   --------
of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any conflict between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.


Section 5.  Payments for Sales or Repurchases or Redemptions of Shares
            ----------------------------------------------------------

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.


Section 6.  Proper Instructions
            -------------------

     Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.10.


Section 7.  Actions Permitted without Express Authority
            -------------------------------------------

     The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to
                     --------
          the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

Section 8.  Evidence of Authority
            ---------------------

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a Certified Resolution as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 9.  Duties of Custodian with Respect to the Books of Account and
            ------------------------------------------------------------
          Calculation of Net Asset Value and Net Income
          ---------------------------------------------

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

     For so long as the Custodian acts as fund accountant pursuant to this
Section 9, the Custodian shall for each valuation date obtain prices from pricing sources approved by the Board and apply those prices to the Portfolios' positions in a manner consistent with the Fund's prospectus and statement of additional information as may be amended from time to time and as communicated to the Custodian by the Fund or the investment advisor. For those securities where market quotations are not readily available, the Board shall approve, in good faith, the method for determining the fair value for such securities and shall communicate such method to the Custodian.

     For so long as the Custodian acts as fund accountant pursuant to this
Section 9, the Custodian shall determine gains and losses on securities sales and identify them as to short- or long-term status, account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

     For so long as the Custodian acts as fund accountant pursuant to this
Section 9, the Custodian shall maintain accounting records for each of the Portfolios to support the tax report required for IRS-defined regulated investment companies; maintain tax lot details for each of the Portfolios; calculate taxable gain/loss on securities sales using the tax lot relief method designated by the Fund on behalf of the Portfolios; and provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

Section 10.  Records
             -------

     The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.


Section 11.  Opinion of Fund's Independent Accountant
             ----------------------------------------

     The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.


Section 12.  Reports to Fund by Independent Public Accountants
             -------------------------------------------------

     The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Federal Reserve Bank, a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


Section 13.  Compensation of Custodian
             -------------------------

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

Section 14.  Responsibility of Custodian
             ---------------------------

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel for the Fund on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism, or (B) part of the "prevailing country risk" of the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management thereof.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions with respect to equipment properly maintained by the Custodian, computer viruses or communications disruptions work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     The Custodian shall maintain a fully functional disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services provided. The Custodian shall, at no additional expense to the Fund or any Portfolio thereof, take reasonable steps to minimize service interruptions. The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure with respect to equipment properly maintained by the Custodian, provided it maintains such plans and procedures.

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

     If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

     In no event shall the Custodian be liable for indirect, special or consequential damages.


Section 15.  Effective Period, Termination and Amendment
             -------------------------------------------

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided,
                                                                 --------
however that the Custodian shall not with respect to a Portfolio act under Section 2.8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under Section 2.9 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio; provided
                                                                       --------
further, however, that the Fund shall not amend or terminate this Agreement in
-------
contravention of any applicable federal or state regulations, or any provision of the Fund's Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board
(i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.


Section 16.  Successor Custodian
             -------------------

     If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

     In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.


Section 17.  Interpretive and Additional Provisions
             --------------------------------------

     In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no
                                                            --------
such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.


Section 18.  Additional Funds
             ----------------

     In the event that the Fund establishes one or more series of Shares in addition to each of the series and classes listed on Appendix A attached hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.


Section 19.  Massachusetts Law to Apply
             --------------------------

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


Section 20.  Prior Agreements
             ----------------

     This Agreement supersedes and terminates, as of the date hereof, all prior
          ---------
Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

Section 21.  Notices.
             -------

     Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

     To the Fund:        Security Capital Real Estate
                         Mutual Funds Incorporated
                         11 South LaSalle Street
                         Chicago, Illinois  60603
                         Attention: John H. Gardner, Jr., Managing Director
                         Telephone: 312-345-5843
                         Telecopy: 312-345-0818

                         Copy to:   David Novick, Esq., Chief
                                    Compliance Officer


     To the Custodian:   State Street Bank and Trust Company
                         150 Newport Avenue
                         North Quincy, Massachusetts  02171
                         Attention: Nick Bonos, Unit Head
                         Telephone: 617-985-3413
                         Telecopy:  617-985-4867

     Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.


Section 22.  Reproduction of Documents
             -------------------------

     This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 22A.  Year 2000
              ---------

     The Custodian will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi- century formulas and date values, and interface values that reflect the date issues arising between now and the next one hundred years. If any changes are required, the Custodian will make the changes to its products at no cost to the Fund and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

Section 23.  Shareholder Communications Election
             -----------------------------------

     SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

     NO  [X]   The Custodian is not authorized to release the Fund's name, address, and share positions.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of June 30, 1998.

Security Capital Real Estate            Signature attested to By:
Mutual Funds Incorporated



By:    /s/ John H. Gardner              By:   /s/ Kimberly J. Holmes
   -----------------------------           -----------------------------



Name:     John H. Gardner               Name:    Kimberly J. Holmes
     ---------------------------             ---------------------------



Title: Managing Director                Title: Administrative Assistant
      --------------------------              --------------------------



State Street Bank and Trust Company     Signature attested to By:


By:    /s/ Ronald E. Logue              By:    /s/ Marc L. Parsons
   -----------------------------           -----------------------------


Name:     Ronald E. Logue               Name:     Marc L. Parsons
     ---------------------------             ---------------------------

Title: Executive Vice President         Title:    Associate Counsel
      --------------------------              --------------------------

                                  APPENDIX A

Security Capital U.S. Real Estate Shares - Class I *
Security Capital U.S. Real Estate Shares - Class R *
Security Capital European Real Estate Shares - Class I
Security Capital European Real Estate Shares - Class R
Security Capital Asia/Pacific Real Estate Shares - Class I
Security Capital Asia/Pacific Real Estate Shares - Class R
Security Capital Real Estate Arbitrage Shares - Class I



* Services and fees relating thereto commencing August 10, 1998

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY        SUBCUSTODIAN                           NON-MANDATORY DEPOSITORIES

Argentina      Citibank, N.A.                                           --


Australia      Westpac Banking Corporation                              --


Austria        Erste Bank der Oesterreichischen                         --
               Sparkassen AG


Bahrain        British Bank of the Middle East                          --
               (as delegate of The Hongkong and
               Shanghai Banking Corporation Limited)


Bangladesh     Standard Chartered Bank                                  --


Belgium        Generale de Banque                                       --


Bermuda        The Bank of Bermuda Limited                              --


Bolivia        Banco Boliviano Americano S.A.                           --


Botswana       Barclays Bank of Botswana Limited                        --


Brazil         Citibank, N.A.                                           --


Bulgaria       ING Bank N.V.                                            --


Canada         Canada Trustco Mortgage Company                          --


Chile          Citibank, N.A.                                           --


People's       The Hongkong and Shanghai                                --
Republic       Banking Corporation Limited,
of China       Shanghai and Shenzhen branches

Colombia       Cititrust Colombia S.A.                                  --
               Sociedad Fiduciaria

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY        SUBCUSTODIAN                           NON-MANDATORY DEPOSITORIES

Croatia        Privredna Banka Zagreb d.d                               --


Cyprus         Barclays Bank Plc.                                       --
               Cyprus Offshore Banking Unit


Czech Republic Ceskoslovenska Obchodni                                  --
               Banka, A.S.


Denmark        Den Danske Bank                                          --


Ecuador        Citibank, N.A.                                           --


Egypt          National Bank of Egypt                                   --


Estonia        Hansabank                                                --


Finland        Merita Bank Limited                                      --


France         Banque Paribas                                           --


Germany        Dresdner Bank AG                                         --


Ghana          Barclays Bank of Ghana Limited                           --


Greece         National Bank of Greece S.A.             The Bank of Greece,
                                                        System for Monitoring
                                                        Transactions in
                                                        Securities in
                                                        Book-Entry Form


Hong Kong      Standard Chartered Bank                                  --


Hungary        Citibank Budapest Rt.                                    --


Iceland        Icebank Ltd.                                             --

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY        SUBCUSTODIAN                           NON-MANDATORY DEPOSITORIES

India          Deutsche Bank AG                                         --

               The Hongkong and Shanghai
               Banking Corporation Limited

Indonesia      Standard Chartered Bank                                  --


Ireland        Bank of Ireland                                          --


Israel         Bank Hapoalim B.M.                                       --


Italy          Banque Paribas                                           --


Ivory Coast    Societe Generale de Banques                              --
               en Cote d'Ivoire


Jamaica        Scotiabank Jamaica Trust and Merchant                    --
               Bank Ltd.


Japan          The Daiwa Bank, Limited                        Japan Securities
                                                              Depository Center

               The Fuji Bank, Limited


Jordan         British Bank of the Middle East                          --
               (as delegate of The Hongkong and
               Shanghai Banking Corporation Limited)


Kenya          Barclays Bank of Kenya Limited                           --


Republic       The Hongkong and Shanghai Banking                        --
of Korea       Corporation Limited


Latvia         JSC Hansabank-Latvija                                    --


Lebanon        British Bank of the Middle East                          --
               (as delegate of The Hongkong and
               Shanghai Banking Corporation Limited)

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY        SUBCUSTODIAN                           NON-MANDATORY DEPOSITORIES

Lithuania      Vilniaus Bankas AB                                       --


Malaysia       Standard Chartered Bank                                  --
               Malaysia Berhad


Mauritius      The Hongkong and Shanghai                                --
               Banking Corporation Limited


Mexico         Citibank Mexico, S.A.                                    --


Morocco        Banque Commerciale du Maroc                              --


Namibia        (via) Standard Bank of South Africa                      --


The            MeesPierson N.V.                                         --
Netherlands


New Zealand    ANZ Banking Group                                        --
               (New Zealand) Limited


Norway         Christiania Bank og                                      --
               Kreditkasse


Oman           British Bank of the Middle East                          --
               (as delegate of The Hongkong and
               Shanghai Banking Corporation Limited)


Pakistan       Deutsche Bank AG                                         --


Peru           Citibank, N.A.                                           --


Philippines    Standard Chartered Bank                                  --


Poland         Citibank (Poland) S.A.                                   --
               Bank Polska Kasa Opieki S.A.

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY        SUBCUSTODIAN                           NON-MANDATORY DEPOSITORIES

Portugal       Banco Comercial Portugues                                --


Romania        ING Bank N.V.                                            --


Russia         Credit Suisse First Boston AO, Moscow                    --
               (as delegate of Credit Suisse
               First Boston, Zurich)


Singapore      The Development Bank                                     --
               of Singapore Limited


Slovak         Ceskoslovenska Obchodna                                  --
Republic       Banka, A.S.


Slovenia       Banka Creditanstalt d.d.                                 --


South Africa   Standard Bank of South Africa Limited                    --


Spain          Banco Santander, S.A.                                    --


Sri Lanka      The Hongkong and Shanghai                                --
               Banking Corporation Limited


Swaziland      Standard Bank Swaziland Limited                          --


Sweden         Skandinaviska Enskilda Banken                            --


Switzerland    UBS AG                                                   --


Taiwan         Central Trust of China                                   --
- R.O.C.


Thailand       Standard Chartered Bank                                  --


Trinidad &     Republic Bank Limited                                    --
Tobago

                                                                      SCHEDULE A
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                 SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY        SUBCUSTODIAN                           NON-MANDATORY DEPOSITORIES

Tunisia        Banque Internationale Arabe de Tunisie                   --


Turkey         Citibank, N.A.                                           --
               Ottoman Bank


Ukraine        ING Bank, Ukraine                                        --


United Kingdom State Street Bank and Trust Company,                     --
               London Branch


Uruguay        Citibank, N.A.                                           --


Venezuela      Citibank, N.A.                                           --


Zambia         Barclays Bank of Zambia Limited                          --


Zimbabwe       Barclays Bank of Zimbabwe Limited                        --


Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     Argentina                      Caja de Valores S.A.

     Australia                      Austraclear Limited

                                    Reserve Bank Information and
                                    Transfer System


     Austria                        Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)


     Belgium                        Caisse Interprofessionnelle de Depot et
                                    de Virement de Titres S.A.

                                    Banque Nationale de Belgique


     Brazil                         Companhia Brasileira de Liquidacao e
                                    Custodia (CBLC)

                                    Bolsa de Valores de Rio de Janeiro
                                    All SSB clients presently use CBLC

                                    Central de Custodia e de Liquidacao
     Financeira
                                    de Titulos

                                    Banco Central do Brasil,
                                    Sistema Especial de Liquidacao de
                                    Custodia


     Bulgaria                       Central Depository AD

                                    Bulgarian National Bank


     Canada                         The Canadian Depository
                                    for Securities Limited

     People's Republic              Shanghai Securities Central Clearing and
     of China                       Registration Corporation

                                    Shenzhen Securities Central Clearing
                                    Co., Ltd.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     Croatia                        Ministry of Finance

                                    National Bank of Croatia

     Czech Republic                 Stredisko cennych papiru

                                    Czech National Bank

     Denmark                        Vaerdipapircentralen  (the Danish
                                    Securities Center)


     Egypt                          Misr Company for Clearing, Settlement,
                                    and Central Depository


     Estonia                        Eesti Vaartpaberite Keskdepositoorium


     Finland                        The Finnish Central Securities
                                    Depository


     France                         Societe Interprofessionnelle
                                    pour la Compensation des
                                    Valeurs Mobilieres (SICOVAM)


     Germany                        Deutsche Borse Clearing  AG


     Greece                         The Central Securities Depository
                                    (Apothetirion Titlon AE)


     Hong Kong                      The Central Clearing and
                                    Settlement System

                                    Central Money Markets Unit

     Hungary                        The Central Depository and Clearing
                                    House (Budapest) Ltd. (KELER)
                                    [Mandatory for Gov't Bonds only;
                                    SSB does not use for other securities]

* Mandatory depositories include entitties for which use is mandatory of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     India                          The National Securities Depository Limited


     Indonesia                      Bank  Indonesia


     Ireland                        Central Bank of Ireland
                                    Securities Settlement Office


     Israel                         The Tel Aviv Stock Exchange Clearing
                                    House Ltd.


                                    Bank of Israel


     Italy                          Monte Titoli S.p.A.

                                    Banca d'Italia

     Jamaica                        The Jamaican Central Securities Depository


     Japan                          Bank of Japan Net System


     Kenya                          Central Bank of Kenya


     Republic of Korea              Korea Securities Depository Corporation


     Latvia                         The Latvian Central Depository

     Lebanon The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.


                                    The Central Bank of Lebanon


     Lithuania                      The Central Securities Depository of
                                    Lithuania

* Mandatory depositories include entitites for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     Malaysia                       The Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysia,
                                    Scripless Securities Trading and Safekeeping
                                    System


     Mauritius                      The Central Depository & Settlement
                                    Co. Ltd.


     Mexico                         S.D. INDEVAL, S.A. de C.V.
                                    (Instituto para el Deposito de
                                    Valores)


     Morocco                        Maroclear
                                    (pending publication of enabling legislation in the Moroccan government Gazette)


     The Netherlands                Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer B.V. (NECIGEF)

                                         De Nederlandsche Bank N.V.


     New Zealand                    New Zealand Central Securities
                                    Depository Limited


     Norway                         Verdipapirsentralen  (the Norwegian
                                    Registry of Securities)


     Oman                           Muscat Securities Market


     Pakistan                       Central Depository Company of Pakistan
                                    Limited

     Peru                           Caja de Valores y Liquidaciones S.A.
                                    (CAVALI)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     Philippines                    The Philippines Central Depository, Inc.

                                    The Registry of Scripless Securities
                                    (ROSS) of the Bureau of the Treasury

     Poland The National Depository of Securities (Krajowy Depozyt Papierow Wartos'ciowych)

                                    Central Treasury Bills Registrar


     Portugal                       Central de Valores Mobiliarios (Central)



     Romania                        National Securities Clearing, Settlement and
                                    Depository Co.

                                    Bucharest Stock Exchange Registry Division

     Singapore                      The Central Depository (Pte)
                                    Limited


                                    Monetary Authority of Singapore


     Slovak Republic                Stredisko Cennych Papierov

                                    National Bank of Slovakia


     Slovenia                       Klirinsko Depotna Druzba d.d.


     South Africa                   The Central Depository Limited


     Spain                          Servicio de Compensacion y
                                    Liquidacion de Valores, S.A.

                                    Banco de Espana,
                                    Central de Anotaciones en Cuenta

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     Sri Lanka                      Central Depository System
                                    (Pvt) Limited



     Sweden                         Vardepapperscentralen AB
                                    (the Swedish Central Securities Depository)


     Switzerland                    Schweizerische Effekten - Giro AG

                                    INTERSETTLE

     Taiwan - R.O.C.                The Taiwan Securities Central
                                    Depository Co., Ltd.


     Thailand                       Thailand Securities Depository
                                    Company Limited


     Tunisia                        Societe Tunisienne Interprofessionelle de
                                    Compensation et de Depot de
                                    Valeurs Mobilieres

                                    Central Bank of Tunisia

                                    Tunisian Treasury


     Turkey                         Takas ve Saklama Bankasi A.S.
                                    (TAKASBANK)

                                    Central Bank of Turkey


     Ukraine                        The National Bank of Ukraine


     United Kingdom                 The Bank of England,
                                    The Central Gilts Office and
                                    The Central Moneymarkets Office


     Uruguay                        Central Bank of Uruguay

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                            MANDATORY* DEPOSITORIES

     COUNTRY                        MANDATORY DEPOSITORIES

     Venezuela                      Central Bank of Venezuela


     Zambia                         Lusaka Central Depository Limited

                                    Bank of Zambia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                  SCHEDULE C

                              MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION         BRIEF DESCRIPTION
-------------------------------         -----------------
(FREQUENCY)

The Guide to Custody in World
-----------------------------
Markets
-------
(annually):                        An overview of safekeeping and settlement
                                   practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

The Depository Review (annually):  Information relating to the operating history
---------------------              and structure of depositories located in the
                                   markets in which State Street Bank and Trust
                                   Company offers custodial services, including transnational depositories.

legal opinions (annually):         With respect to each market in which State
                                   Street Bank and Trust Company offers
                                   custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                   System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Network Bulletins (weekly):        Developments of interest to investors in the
                                   markets in which State Street Bank and Trust
                                   Company offers custodial services.

Foreign Custody Advisories (as
necessary):                        With respect to markets in which State Street
                                   Bank and Trust Company offers custodial
                                   services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

                      STATE STREET BANK AND TRUST COMPANY

                   GLOBAL CUSTODY AND ACCOUNTING FEE SCHEDULE
                                      FOR
                                SECURITY CAPITAL

I.  GLOBAL CUSTODY

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

     A. COUNTRY GROUPING
        ----------------

Group A    Group B      Group C          Group D          Group E         Group F
---------------------------------------------------------------------------------------
USA        Austria      Australia        Denmark          Indonesia       Argentina
---------------------------------------------------------------------------------------
           Canada       Belgium          Finland          Malaysia        Bangladesh
---------------------------------------------------------------------------------------
           Euroclear    Hong Kong        France           Philippines     Brazil
---------------------------------------------------------------------------------------
           Germany      Netherlands      Ireland          Portugal        Chile
---------------------------------------------------------------------------------------
           Japan        New Zealand      Italy            South Korea     China
---------------------------------------------------------------------------------------
                        Singapore        Luxembourg       Spain           Columbia
---------------------------------------------------------------------------------------
                        Switzerland      Mexico           Sri Lanka       Cypress
---------------------------------------------------------------------------------------
                                         Norway           Sweden          Greece
---------------------------------------------------------------------------------------
                                         Thailand         Taiwan          Hungary
---------------------------------------------------------------------------------------
                                         U.K.                             India
---------------------------------------------------------------------------------------
                                                                          Israel
---------------------------------------------------------------------------------------
                                                                          Pakistan
---------------------------------------------------------------------------------------
                                                                          Peru
---------------------------------------------------------------------------------------
                                                                          Turkey
---------------------------------------------------------------------------------------
                                                                          Uruguay
---------------------------------------------------------------------------------------
                                                                          Venezuela
---------------------------------------------------------------------------------------

     B. TRANSACTION CHARGES
        -------------------

Group A                              Group B     Group C     Group D     Group E     Group F
----------------------------------------------------------------------------------------------
State Street Bank                    $25         $50         $60         $70        $150
Repos or Euros - $ 7.00
----------------------------------------------------------------------------------------------
DTC or Fed Book
Entry - $12.00
----------------------------------------------------------------------------------------------
All other - $25.00
----------------------------------------------------------------------------------------------

     C. HOLDING CHARGES IN BASIS POINTS (ANNUAL FEE)
        --------------------------------------------

Group A                              Group B     Group C     Group D     Group E     Group F
----------------------------------------------------------------------------------------------
1.5                                        5.0         6.0        10.0        25.0        40.0
----------------------------------------------------------------------------------------------


II.  MULTICURRENCY ACCOUNTING

     Maintain investment ledgers in local and base currency, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts in compliance with GAAP (FAS 52). Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports in multicurrency detail. Securities yield or market value quotations will be provided to State Street via State Street's Automated Pricing System (See Section III) or by the fund.

     Portfolios with U.S. Holdings Only        $3,000 per month/portfolio
     Global Portfolios  $4,000 per             $4,000 per month/portfolio
          month/portfolio

III.  NAVIGATOR AUTOMATED PRICING

     Monthly Base Charge                                              $375.00
     Monthly Quote Charge:
        Municipal Bonds via Kenny/S&P or Muller Data                  $ 16.00
        Corporate, Municipal, Convertible, Government Bonds
          and Adjustable Rate Preferred Stocks Via IDSI               $ 13.00
        Government, Corporate Bonds via Kenny/S&P or Muller           $ 11.00
        Government, Corporate and Convertible
          Bonds via Merrill Lynch                                     $ 11.00
        Foreign Bonds via Extel                                       $ 10.00
        Options, Futures and Private Placements                       $  6.00
        Listed Equities (including International) and OTC Equities    $  6.00

     For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio at month end.

IV.  SPECIAL SERVICES

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for SEC yield calculation, fund administration activities, self directed securities lending transactions, SaFiRe financial reporting, multiple class and core/feeder accounting, and other special items will be negotiated separately.

V.   OUT-OF-POCKET EXPENSES

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

- Telephone                                -Transfer Fees
- Wire Charges ($5.25 in and $5 out)       - Price Waterhouse Audit Letter
- Postage and Insurance                    - Federal Reserve Fee for Return
- Courier Service                            Check items over $2,500
- Duplicating                                ($4.25 each)
- Legal Fees                               - GNMA Transfer ($15 each)
- Supplies Related to Fund Records         - PTC Deposit/Withdrawal for same
- Rush Transfer ($8 each)                    day turnaround ($50 each)
- Items held in Street name over record    - Subcustodian charges
  date at request of trader ($50 each)


VI.  PAYMENT

     The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.



FUND NAME                    STATE STREET BANK & TRUST COMPANY

By                           By
    ---------------              ---------------
Title                        Title
    ---------------              ---------------
Date                         Date
    ---------------              ---------------

                          CONFIDENTIAL COMMUNICATION



                                                        as of June 30, 1998



Pamela Silberman
Security Capital Real Estate Mutual Funds Incorporated
11 South LaSalle Street
Chicago, Illinois  60603

     Re: SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED (the "Fund"); delegation to State Street Bank and Trust Company pursuant to revised rule 17f-5 promulgated under the Investment Company Act of 1940, as amended ("Rule 17f-5")

Dear Ms. Silberman:

     Pursuant to the terms set forth the custodian contract (the "Agreement") between State Street Bank and Trust Company (the "Custodian") and the Fund, the Custodian has agreed to accept delegation as Foreign Custody Manager (as such term is described in Rule 17f-5) of the Fund. The Custodian is in the process of reconsidering certain of the terms upon which it has agreed to accept such delegation. If at any time prior to termination of the Agreement the Custodian, as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in the Agreement, the Custodian hereby agrees to negotiate with the Fund in good faith with respect thereto.

                                                Very truly yours,

                                                /s/ Ronald E. Logue

                                                Ronald E. Logue
                                                Executive Vice President